SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) FEBRUARY 3, 1999

                           CAPITAL RESERVE CORPORATION
             (Exact name of registrant as specified in its charter)

          COLORADO                      0-17232                    84-0888594
(State or other jurisdiction of       (Commission               (IRS Employer
         incorporation)               File Number)           Identification No.)


        #11-1861 BEACH AVENUE, VANCOUVER, BRITISH COLUMBIA V6G 1Z1 CANADA
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (604) 687-4828

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)












Exhibit index on consecutive page 2                      Consecutive page 1 of 6

ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

         On October 6, 1998, Ralph W. Newton, Jr. and Patricia L. Newton entered into a Stock Purchase Agreement to sell their combined 140,000 shares of Class B Preferred Stock to Glen C. Loder. A copy of the Stock Purchase Agreement is filed as an exhibit to this report. The transaction closed on February 3, 1999. Mr. Loder owns a majority of the outstanding shares of Class B Preferred Stock and as a class, the holders of Class B Preferred Stock have the right to elect a majority of the directors.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         Not applicable.

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.           OTHER EVENTS

         Not applicable.

ITEM 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not applicable.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired:  Not applicable

         (b)      Pro forma financial information: Not applicable

         (c)      Exhibits:


                  REGULATION                                                                            CONSECUTIVE
                  S-K NUMBER                         DOCUMENT                                           PAGE NUMBER
                       99.1                 Stock Purchase Agreement dated October 6, 1998.                  4



ITEM 8.           CHANGE IN FISCAL YEAR

         Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CAPITAL RESERVE CORPORATION



February 16, 1999                        By: /S/GLEN C. LODER
                                             ----------------------------
                                             Glen C. Loder
                                             President